Exhibit 32.1(b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Daniel T. Hendrix, Chief Executive Officer of Interface, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 28, 2008, as amended (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2009
/s/ Daniel T. Hendrix
Daniel T. Hendrix
Chief Executive Officer